Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-36739) of PECO Energy Company of our report on our audits of the financial statements of the PECO Energy Company Employee Savings Plan as of December 31, 1998 and 1997 and for each of the two years in the period ended December 31, 1998, dated June 29, 1999, which appears on page 3 of this Form 11-K.







PricewaterhouseCoopers LLP
2400 Eleven Penn Center
Philadelphia, PA 19103
June 29, 1999